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                                                                     EXHIBIT 5.1


                       [COOLEY GODWARD LLP LETTERHEAD]



February 10, 1997

Molecular Simulations Incorporated
9685 Scranton Road
San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Molecular Simulations Incorporated (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), and the public offering of up to 2,875,000 shares of the Company's common stock, including up to 375,000 shares that may be sold pursuant to the exercise of an over-allotment option, and up to 1,065,000 shares that may be sold by certain selling stockholders (collectively the "Shares").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a bases for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, and that the Shares will be sold by the Underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

On the bases of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the selling shareholders are validly issued, fully paid and non-assessable and that the Shares to be sold by the Company, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By: /s/ THOMAS A. COLL
   ---------------------
    Thomas A. Coll